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                                                                     EXHIBIT 8.2

                                King & Spalding
                              191 Peachtree Street
                          Atlanta, Georgia  30303-1763
                                 (404) 572-4600
                           Facsimile:  (404) 572-5100



                                 April 14, 1994



CAPITAL HOLDING CORPORATION
Capital Holding Center
400 West Market Street
Louisville, Kentucky  40202

CAPITAL HOLDING LLC
c/o Capital Holding Corporation
Capital Holding Center
400 West Market Street
Louisville, Kentucky  40202

Gentlemen:

We have acted as special United States tax counsel to Capital Holding Corporation ("Capital Holding") and to Capital Holding LLC (the "Company") in connection with the proposed offering by the Company of its Cumulative Monthly Income Preferred Shares (the "Preferred Shares") as described in that certain Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on March 22, 1994, as amended. In connection therewith, you have requested our opinion with respect to (i) the status of the Company as a partnership for United States federal income tax purposes, and (ii) the accuracy of the discussion included in the Registration Statement under the heading "Taxation."

We understand that our opinion will be attached as an Exhibit to, and will be referred to under the caption "Taxation" in, the Prospectus that is a part of the Registration Statement, and we hereby consent to such use of our opinion.

All capitalized terms used herein without definition shall have the same meaning as in the Registration Statement.
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Capital Holding Corporation
Capital Holding LLC
April 14, 1994
Page 2

                       FACTS AND ASSUMPTIONS RELIED UPON
                       ---------------------------------

In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) the Registration Statement and all Exhibits thereto. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto are enforceable, and have been or will be performed or satisfied, in accordance with their terms. In addition, we have relied, with your consent, upon the opinion of Misick & Stanbrook with respect to the organization of the Company, and we have assumed, with your consent, that the Articles and Memorandum of Association of the Company are enforceable in accordance with their terms. Finally, we have assumed, again with your consent, that the Company (i) will not be registered under the Investment Company Act of 1940, as amended, as a management company or unit investment trust, (ii) will not elect under such Act to be treated as a business development company, and
(iii) will not be a common trust fund or similar fund excluded by section 3(c)(3) of such Act from the definition of "investment company" and will not be included in the definition of "common trust fund" by section 584(a) of the United States Internal Revenue Code.

                                    OPINIONS
                                    --------

Based upon and subject to the foregoing, we are of the following opinions.

(1) The Company will be treated as a partnership, and not as a corporation or as an association taxable as a corporation, for United States federal income tax purposes.

(2) The discussion contained in that portion of the Registration Statement under the caption "Taxation" accurately describes all of the material United States federal income tax considerations to a holder of Preferred Shares.
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Capital Holding Corporation
Capital Holding LLC
April 14, 1994
Page 3

                               *     *     *

The opinions expressed herein are based upon the United States Internal Revenue Code, the United States Treasury Regulations promulgated thereunder, current administrative positions of the United States Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein and the tax consequences to the Company and to the holders of the Preferred Shares. In addition, our opinions cannot be relied upon if any of the facts contained in the documents that we have examined, including the opinion of Misick & Stanbrook, or if any of the assumptions that we have made, is, or later becomes, inaccurate.

Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences relating to the formation or operation of the Company or of an investment in the Preferred Shares.

                              Sincerely yours,



                              KING & SPALDING